Exhibit 99.1

NEWS RELEASE
Kaman Corporation
1332 Blue Hills Avenue Bloomfield, CT USA
P 860.243.7100 www.kaman.com

KAMAN REPORTS 2016 SECOND QUARTER RESULTS

Second Quarter 2016 Highlights:

•	Diluted earnings per share of $0.59, $0.64 adjusted*

•	Aerospace sales growth of 30%; 16.5% operating profit margin, 18.2% adjusted*

•	Distribution operating profit margin of 4.8%, a 120 bps increase over the first quarter

BLOOMFIELD, Connecticut (July 28, 2016) - Kaman Corp. (NYSE:KAMN) today reported financial results for the second fiscal quarter ended July 1, 2016.

Table 1. Summary of Financial Results
In thousands except per share amounts	For the Three Months Ended
	July 1, 2016	July 3, 2015	Change
Net sales:
Distribution	$286,052	$304,050	$(17,998)
Aerospace	184,590	142,274	42,316
Net sales	$470,642	$446,324	$24,318

Operating income:
Distribution	$13,807	$15,403	$(1,596)
% of sales	4.8%	5.1%	(0.3)%
Aerospace	30,461	29,153	1,308
% of sales	16.5%	20.5%	(4.0)%
Net gain (loss) on sale of assets	(14)	432	(446)
Corporate expense	(14,407)	(14,557)	150
Operating income	$29,847	$30,431	$(584)

Adjusted EBITDA*:
Net earnings	$16,495	$21,691	$(5,196)
Adjustments	24,946	17,953	6,993
Adjusted EBITDA*	$41,441	$39,644	$1,797
% of sales	8.8%	8.9%	(0.1)%

Diluted earnings per share	$0.59	$0.77	$(0.18)
Adjustments	0.05	(0.14)	0.19
Adjusted Diluted Earnings per Share*	$0.64	$0.63	$0.01

Neal J. Keating, Chairman, President and Chief Executive Officer, commented, “We are pleased with our performance for the second quarter, where we delivered GAAP diluted earnings per share of $0.59 or $0.64* when measured on an adjusted basis. Net earnings, when compared to the prior year, were lower largely due to a $4.4 million tax benefit in the prior year and $1.5 million of acquisition related costs, net of tax, recorded in the second quarter of 2016. Adjusted EBITDA* for the quarter increased to $41.4 million, a 4.5% increase over the prior year, including $2.3 million of pretax expenses related to our recent acquisitions.

At Distribution, we achieved operating margin for the quarter of 4.8%, despite continued weakness in the industrial economy and its impact on top line performance, primarily due to our cost control efforts and productivity initiatives. On a sequential basis, we continue to see improved margin performance, with a 120 bps improvement when compared to the first quarter, our second straight quarter of operating margin improvement of at least 100 bps.

Aerospace sales increased approximately 30%, or 27% when adjusted to eliminate the $4.3 million in sales recorded in connection with the settlement received on our Bell AH-1Z program. Deliveries of the JPF to foreign militaries led our organic sales growth of 17%, while our 2015 acquisitions contributed $18.1 million in sales for the quarter. Integration of these acquired businesses is on track and we expect these acquisitions to be accretive to GAAP diluted earnings per share for the second half."

Chief Financial Officer, Robert D. Starr, commented, "At Distribution we delivered a strong quarter with operating income increasing 31.9% when compared to the first quarter of 2016, on flat organic sales per sales day. When compared to the prior year, Organic Sales per Sales Day decreased 7.7% reflecting continued weakness in the industrial economy. Our cost control measures combined with productivity initiatives allowed us to largely mitigate the negative impact of deleveraging normally associated with this level of decline in organic sales. Aerospace performance illustrates the importance of a diversified product portfolio with our JPF and specialty bearings products delivering strong results; and despite lower than expected performance from our structures programs, we continue to target new opportunities and focus on improving operational performance in this area of our business.

As we look to the second half of 2016, we are revising our outlook for both segments. At Distribution, our daily sales have stabilized giving us confidence to hold the low end of the previously reported sales range; however, we are lowering the top end of our sales range by $15.0 million to $1,150.0 million, as a result of the continued softness in the industrial economy. Based on our sequential operating margin improvement at Distribution over the first half of 2016, we are increasing our operating margin expectations for the full year, raising the low end of our range by 10 bps to 4.5% and the high end of the range by 20 bps to 4.8%.

At Aerospace, we are raising the lower end of our sales range by $10.0 million to $710.0 million and the high end of our range by $5.0 million to $725.0 million, due to the increased visibility we have halfway through the year. We are reducing our operating margin expectations for the segment to 16.8% to 17.1% from 17.5% to 17.8%, and on an adjusted basis*, reflecting the $5.5 million of acquisition and integration costs, to 17.6% to 17.9% from the previously disclosed 18.3% to 18.6%. The downward revision of our operating margin outlook is primarily due to underperformance on a number of our structures programs.

Moving to the cadence of our quarterly earnings, we expect to record approximately 35-40% of our full year net earnings in the fourth quarter.

Finally, we have modified our use of certain Non-GAAP financial measures, their definitions and policies regarding the use of these measures based upon the new interpretations relative to the use of Non-GAAP financial measures issued by the SEC during the second quarter. These revisions, primarily in our outlook for 2016, do not change the underlying results of our business or our expectations for our performance for the year."

2016 Outlook

We have adjusted our outlook to address the revised interpretations issued by the SEC during the second quarter relative to the use of Non-GAAP financial measures. We have removed our guidance for Adjusted EBITDA from our outlook for each of our segments and are disclosing our expectations for depreciation and amortization expense. We intend to present our outlook in this adjusted manner in the future. This change provides users additional information that management believes will allow them to make any adjustments they feel appropriate to account for the impact of these non-cash expenses on the performance of our segments. Our revised 2016 outlook is as follows:

•	Distribution:

◦	Sales of $1,125.0 million to $1,150.0 million

◦	Operating margins of 4.5% to 4.8%

◦	Depreciation and amortization expense of $16.5 million

•	Aerospace:

◦	Sales of $710.0 million to $725.0 million

◦	Operating margins of 16.8% to 17.1%, or Adjusted operating margin* of 17.6% to 17.9%, when adjusted for $5.5 million of transaction and integration costs in 2016 associated with the 2015 acquisitions

◦	Depreciation and amortization expense of $24.5 million

•	Interest expense of approximately $16.0 million

•	Corporate expenses of approximately $55.0 million

•	Estimated annualized tax rate of approximately 34.5%

•	Consolidated depreciation and amortization expense of approximately $45.0 million

•	Capital expenditures of $30.0 million to $40.0 million

•	Cash flows from operations in the range of $80.0 million to $100.0 million; Free Cash Flow* in the range of $50.0 million to $60.0 million

Please see the MD&A section of the Company's SEC Form 10-Q filed concurrent with the issuance of this release for greater detail on our results and various company programs.

A conference call has been scheduled for tomorrow, July 29, 2016, at 8:30 AM ET. Listeners may access the call live by telephone at (866) 291-5954 and from outside the U.S. at (412) 455-6203 using the Conference ID: 17964928; or, via the Internet at www.kaman.com. A replay will also be available two hours after the call and can be accessed at (855) 859-2056 or (404) 537-3406 using the Conference ID: 17964928. In its discussion, management may reference certain non-GAAP financial measures related to company performance. A reconciliation of that information to the most directly comparable GAAP measures is provided in this release.

Table 2. Summary of Segment Information (in thousands)
	For the Three Months Ended		For the Six Months Ended
	July 1, 2016	July 3, 2015	July 1, 2016	July 3, 2015
Net sales:
Distribution	$286,052	$304,050	$574,716	$615,521
Aerospace	184,590	142,274	347,124	273,585
Net sales	$470,642	$446,324	$921,840	$889,106

Operating income:
Distribution	$13,807	$15,403	$24,276	$28,367
Aerospace	30,461	29,153	51,758	50,974
Net gain (loss) on sale of assets	(14)	432	14	405
Corporate expense	(14,407)	(14,557)	(27,851)	(26,985)
Operating income	$29,847	$30,431	$48,197	$52,761

Table 3. Depreciation and Amortization by Segment (in thousands)
	For the Three Months Ended		For the Six Months Ended
	July 1, 2016	July 3, 2015	July 1, 2016	July 3, 2015
Depreciation and Amortization:
Distribution
Depreciation	$2,375	$2,060	$4,213	$4,159
Amortization	1,963	2,027	3,928	4,101
Total	$4,338	$4,087	$8,141	$8,260
Aerospace
Depreciation	$3,892	$2,981	$7,652	$6,011
Amortization	2,059	865	4,097	1,709
Total	$5,951	$3,846	$11,749	$7,720
Corporate
Depreciation	$922	$836	$1,860	$1,759
Amortization	383	444	764	844
Total	$1,305	$1,280	$2,624	$2,603

Consolidated Total	$11,594	$9,213	$22,514	$18,583

Non-GAAP Measures Disclosure

During the second quarter of 2016 the SEC issued revised interpretations on the use of Non-GAAP financial measures. In order to comply with the revised interpretations, Management made certain modifications to its use of Non-GAAP financial measures, specifically, but not limited to, modifying the definition of Adjusted EBTIDA to change the starting point for the reconciliation from Operating Income to Net Earnings and note the inclusion of Other Expense, net as an add back for this calculation. Additionally, we are now including the pre-tax value and tax effect of adjustments to net earnings for the purpose of calculating Adjusted Diluted Earnings per Share.

Management believes that the Non-GAAP (Generally Accepted Accounting Principles) financial measures indicated by an asterisk (*) used in this release or in other disclosures provide important perspectives into the Company's ongoing business performance. The Company does not intend for the information to be considered in isolation or as a substitute for the related GAAP measures. Other companies may define the measures differently. We define the non-GAAP measures used in this report and other disclosures as follows:

Organic Sales - Organic Sales is defined as "Net Sales" less sales derived from acquisitions completed during the preceding twelve months. We believe that this measure provides management and investors with a more complete understanding of underlying operating results and trends of established, ongoing operations by excluding the effect of acquisitions, which can obscure underlying trends. We also believe that presenting Organic Sales separately for our segments provides management and investors with useful information about the trends of our segments and enables a more direct comparison to other businesses and companies in similar industries. Management recognizes that the term "Organic Sales" may be interpreted differently by other companies and under different circumstances. No other adjustments were made during the three-month and six-month fiscal periods ended July 1, 2016, and July 3, 2015. The following table illustrates the calculation of Organic Sales using the GAAP measure, "Net Sales".

Table 4. Organic Sales (in thousands)
	For the Three Months Ended		For the Six Months Ended
	July 1, 2016	July 3, 2015	July 1, 2016	July 3, 2015
Distribution
Net sales	$286,052	$304,050	$574,716	$615,521
Less: Acquisition Sales	894	12,798	3,553	42,795
Organic Sales	$285,158	$291,252	$571,163	$572,726
Aerospace
Net sales	$184,590	$142,274	$347,124	$273,585
Less: Acquisition Sales	18,089	—	35,381	—
Organic Sales	$166,501	$142,274	$311,743	$273,585
Consolidated
Net sales	$470,642	$446,324	$921,840	$889,106
Less: Acquisition Sales	18,983	$12,798	38,934	$42,795
Organic Sales	$451,659	$433,526	$882,906	$846,311

Organic Sales per Sales Day - Organic Sales per Sales Day is defined as GAAP "Net sales of the Distribution segment" less sales derived from acquisitions completed during the preceding twelve months divided by the number of Sales Days in a given period. Sales days ("Sales Days") are the days that the Distribution segment's branch locations were open for business and exclude weekends and holidays. Management believes Organic Sales per Sales Day provides an important perspective on how net sales may be impacted by the number of days the segment is open for business and provides a basis for comparing periods in which the number of sales days differs.

The following table illustrates the calculation of Organic Sales per Sales Day using “Net sales: Distribution” from the “Segment and Geographic Information” footnote in the “Notes to Condensed Consolidated Financial Statements” included in the Company's Form 10-Q filed with the Securities and Exchange Commission on July 28, 2016. Sales from acquisitions are classified as organic beginning with the thirteenth month following the acquisition. Prior period information is adjusted to reflect acquisition sales for that period as organic sales when calculating the change in Organic Sales per Sales Day.

Table 5. Distribution - Organic Sales Per Sales Day (in thousands, except days)
		For the Three Months Ended		For the Six Months Ended
		July 1, 2016	July 3, 2015	July 1, 2016	July 3, 2015
Current period
Net sales		$286,052	$304,050	$574,716	$615,521
Acquisition sales (1)		894	12,798	3,553	42,795
Organic sales		285,158	291,252	571,163	572,726
Sales days		64	63	129	129
Organic Sales per Sales Day for the current period	a	$4,456	$4,623	$4,428	$4,440

Prior period
Net sales from the prior year		$304,050	$298,115	$615,521	$557,011
Sales days from the prior year		63	64	129	126
Sales per sales day from the prior year	b	$4,826	$4,658	$4,771	$4,421

% change	(a-b)÷b	(7.7)%	(0.8)%	(7.2)%	0.4%

Table 6. Distribution - Sales Days
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Distribution Sales Days
2016 sales days by quarter	65	64	63	61
2015 sales days by quarter	66	63	64	60

Adjusted EBITDA - Adjusted EBITDA is defined as net earnings before interest, taxes, other expense (income), net, and depreciation and amortization. Adjusted EBITDA differs from net earnings, as calculated in accordance with GAAP, in that it excludes interest expense, net, income tax expense, depreciation and amortization and other expense, net. We have made numerous investments in our business, such as acquisitions and capital expenditures, including facility improvements, new machinery and equipment, improvements to our information technology infrastructure and new ERP systems, which we believe we have adjusted for in Adjusted EBITDA. Adjusted EBITDA also does not give effect to cash used for debt service requirements and thus does not reflect funds available for distributions, reinvestments or other discretionary uses. Management believes Adjusted EBITDA provides an additional perspective on the operating results of the organization and its earnings capacity and helps improve the comparability of our results between periods because it provides a view of our operations that excludes items that management believes are not reflective of the operating performance, such as items traditionally removed from net earnings in the calculation of EBITDA as well as Other Expense, net. Adjusted EBITDA is not presented as an alternative measure of operating performance, as determined in accordance with GAAP. No other adjustments were made during the three-month and six-month fiscal periods ended July 1, 2016, and July 3, 2015. The following table illustrates the calculation of Adjusted EBITDA using GAAP measures, "Net Earnings", "Interest Expense, net", "Income Tax Expense", "Depreciation and Amortization" and "Other Expense, net".

Table 7. Adjusted EBITDA (in thousands)
	For the Three Months Ended		For the Six Months Ended
	July 1, 2016	July 3, 2015	July 1, 2016	July 3, 2015
Adjusted EBITDA
Consolidated Results
Sales	$470,642	$446,324	$921,840	$889,106

Net earnings	$16,495	$21,691	$26,272	$34,440

Interest expense, net	$3,988	$3,222	$7,795	$6,549
Income tax expense	8,875	5,519	13,555	11,837
Other expense (income), net	489	(1)	575	(65)
Depreciation and amortization	11,594	9,213	22,514	18,583
Adjustments	$24,946	$17,953	$44,439	$36,904

Adjusted EBITDA	$41,441	$39,644	$70,711	$71,344
Adjusted EBITDA margin	8.8%	8.9%	7.7%	8.0%

Free Cash Flow - Free Cash Flow is defined as GAAP “Net cash provided by (used in) operating activities” in a period less “Expenditures for property, plant & equipment” in the same period. Management believes Free Cash Flow provides an important perspective on our ability to generate cash from our business operations and, as such, that it is an important financial measure for use in evaluating the Company's financial performance. Free Cash Flow should not be viewed as representing the residual cash flow available for discretionary expenditures such as dividends to shareholders or acquisitions, as it may exclude certain mandatory expenditures such as repayment of maturing debt and other contractual obligations. Management uses Free Cash Flow internally to assess both business performance and overall liquidity. The following table illustrates the calculation of Free Cash Flow using “Net cash provided by operating activities” and “Expenditures for property, plant & equipment”, GAAP measures from the Condensed Consolidated Statements of Cash Flows included in this release.

Table 8. Free Cash Flow (in thousands)
	For the Six Months Ended	For the Three Months Ended	For the Three Months Ended
	July 1, 2016	April 1, 2016	July 1, 2016
Net cash provided by operating activities	$25,352	$5,727	$19,625
Expenditures for property, plant & equipment	(15,348)	(7,624)	(7,724)
Free Cash Flow	$10,004	$(1,897)	$11,901

Table 9. Free Cash Flow - 2016 Outlook (in millions)	2016 Outlook
Free Cash Flow:
Net cash provided by operating activities	$80.0	to	$100.0
Expenditures for property, plant and equipment	30.0	to	40.0
Free Cash Flow	$50.0	to	$60.0

Debt to Capitalization Ratio - Debt to Capitalization Ratio is calculated by dividing debt by capitalization. Debt is defined as GAAP “Current portion of long-term debt” plus “Long-term debt, excluding current portion”. Capitalization is defined as Debt plus GAAP “Total shareholders' equity”. Management believes that Debt to Capitalization Ratio is a measurement of financial leverage and provides an insight into the financial structure of the Company and its financial strength. The following table illustrates the calculation of Debt to Capitalization Ratio using GAAP measures from the condensed consolidated balance sheets included in this release.

Table 10. Debt to Capitalization Ratio (in thousands)
	July 1, 2016	December 31, 2015
Current portion of long-term debt	$5,625	$5,000
Long-term debt, excluding current portion	443,118	434,227
Debt	448,743	439,227
Total shareholders' equity	564,613	543,077
Capitalization	$1,013,356	$982,304
Debt to Capitalization Ratio	44.3%	44.7%

Adjusted Net Earnings and Adjusted Diluted Earnings Per Share - Adjusted Net Earnings and Adjusted Diluted Earnings per Share are defined as GAAP "Net earnings" and "Diluted earnings per share", less items that are not indicative of the operating performance of the business for the periods presented. These items are included in the reconciliation below. Management uses Adjusted Net Earnings and Adjusted Diluted Earnings per Share to evaluate performance period over period, to analyze the underlying trends in our business and to assess its performance relative to its competitors. We believe that this information is useful for investors and financial institutions seeking to analyze and compare companies on the basis of operating performance.

The following table illustrates the calculation of Adjusted Net Earnings and Adjusted Diluted Earnings per Share using “Net earnings” and “Diluted earnings per share” from the “Condensed Consolidated Statements of Operations” included in the Company's Form 10-Q filed with the Securities and Exchange Commission on July 28, 2016.

Table 11. Adjusted Net Earnings and Adjusted Diluted Earnings per Share
(In thousands except per share amounts)

	For the Three Months Ended		For the Six Months Ended
	July 1, 2016	July 3, 2015	July 1, 2016	July 3, 2015
Adjustments to Net Earnings, pre tax
Acquisition transaction and integration costs	$2,302	$—	$4,304	$—
Recognition of tax benefit from tax law changes	—	(4,402)	—	(4,402)
Severance costs at Distribution	—	589	347	848
Adjustments, pre tax	$2,302	$(3,813)	$4,651	$(3,554)

Adjustments to Net Earnings, tax
Acquisition transaction and integration costs	$806	$—	$1,506	$—
Recognition of tax benefit from tax law changes	—	—	—	—
Severance costs at Distribution	—	164	121	255
Adjustments, tax effect	$806	$164	$1,627	$255

Adjustments to Net Earnings, net of tax
GAAP Net earnings, as reported	$16,495	$21,691	$26,272	$34,440
Acquisition transaction and integration costs	1,496	—	2,798	—
Recognition of tax benefit from tax law changes	—	(4,402)	—	(4,402)
Severance costs at Distribution	—	425	226	593
Adjusted Net Earnings	$17,991	$17,714	$29,296	$30,631

Calculation of Adjusted Diluted Earnings per Share
GAAP diluted earnings per share	$0.59	$0.77	$0.94	$1.23
Acquisition transaction and integration costs	0.05	—	0.10	—
Recognition of tax benefit from tax law changes	—	(0.16)	—	(0.16)
Severance costs at Distribution	—	0.02	0.01	0.02
Adjusted Diluted Earnings per Share	$0.64	$0.63	$1.05	$1.09

Diluted weighted average shares outstanding	27,944	28,098	27,875	27,988

Adjusted Net Sales and Adjusted Operating Income - Adjusted Net Sales is defined as net sales, less items not indicative of normal sales, such as revenue recorded related to the settlement of claims. Adjusted Operating Income is defined as operating income, less items that are not indicative of the operating performance of the Company's segments or corporate function for the period presented. These items are included in the reconciliation below. Management uses Adjusted Net Sales and Adjusted Operating Income to evaluate performance period over period, to analyze the underlying trends in our segments and corporate function and to assess their performance relative to their competitors. We believe that this information is useful for investors and financial institutions seeking to analyze and compare companies on the basis of operating performance.

The following table illustrates the calculation of Adjusted Operating Income using information found in Note 13, Segment and Geographic Information, to the Condensed Consolidated Financial Statements included in the Company's Form 10-Q filed with the Securities and Exchange Commission on July 28, 2016.

Table 12. Adjusted Net Sales and Adjusted Operating Income
(In thousands)
	For the Three Months Ended		For the Six Months Ended
	July 1, 2016	July 3, 2015	July 1, 2016	July 3, 2015
DISTRIBUTION SEGMENT OPERATING INCOME:
Net Sales	$286,052	$304,050	$574,716	$615,521
GAAP Operating income - Distribution segment	$13,807	$15,403	$24,276	$28,367
% of GAAP net sales	4.8%	5.1%	4.2%	4.6%
Restructuring and severance costs at Distribution	—	589	347	848
Adjusted Operating Income - Distribution segment	$13,807	$15,992	$24,623	$29,215
% of net sales	4.8%	5.3%	4.3%	4.7%

AEROSPACE SEGMENT OPERATING INCOME:
Net Sales	$184,590	$142,274	$347,124	$273,585
Settlement of Bell Matter	4,300	—	4,300	—
Adjusted Net Sales	$180,290	$142,274	$342,824	$273,585
GAAP Operating income - Aerospace segment	$30,461	$29,153	$51,758	$50,974
% of GAAP net sales	16.5%	20.5%	14.9%	18.6%
Acquisition transaction and integration costs	2,302	—	4,304	—
Adjusted Operating Income - Aerospace segment	$32,763	$29,153	$56,062	$50,974
% of net sales	17.7%	20.5%	16.2%	18.6%
% of adjusted net sales	18.2%	20.5%	16.4%	18.6%

CONSOLIDATED OPERATING INCOME:
Net Sales	$470,642	$446,324	$921,840	$889,106
Settlement of Bell Matter	4,300	—	4,300	—
Adjusted Net Sales	$466,342	$446,324	$917,540	$889,106
GAAP - Operating income	$29,847	$30,431	$48,197	$52,761
Acquisition transaction and integration costs	2,302	—	4,304	—
Restructuring and severance costs at Distribution	—	589	347	848
Adjusted Operating Income	$32,149	$31,020	$52,848	$53,609
% of net sales	6.8%	7.0%	5.7%	6.0%
% of adjusted net sales	6.9%	7.0%	5.8%	6.0%

The following table reconciles our GAAP operating margin outlook for Aerospace for 2016 to our Adjusted Operating Margin outlook for Aerospace for 2016:

Table 13. Adjusted Operating Income - Outlook
	2016 Outlook
Adjusted Operating Income - Outlook	Low End of Range		High End of Range
Aerospace
Net Sales - Outlook	$710.0	to	$725.0

Operating income - Outlook	119.5	to	124.3
GAAP operating margin - outlook	16.8%	to	17.1%
Transaction and integration costs	5.5	to	5.5
Transaction and integration costs as a percentage of sales	0.8%	to	0.8%
Adjusted Operating Income - Outlook	$125.0	to	$129.8
Adjusted Operating Margin - Outlook	17.6%	to	17.9%

About Kaman Corporation
Kaman Corporation, founded in 1945 by aviation pioneer Charles H. Kaman, and headquartered in Bloomfield, Connecticut conducts business in the aerospace and industrial distribution markets.  The company produces and markets proprietary aircraft bearings and components; super precision, miniature ball bearings; complex metallic and composite aerostructures for commercial, military and general aviation fixed and rotary wing aircraft; safe and arming solutions for missile and bomb systems for the U.S. and allied militaries; subcontract helicopter work; restoration, modification and support of  our SH-2G Super Seasprite maritime helicopters; manufacture and support of our K-MAX® manned and unmanned medium-to-heavy lift helicopters; and engineering design, analysis and certification services.  The company is a leading distributor of industrial parts, and operates approximately 240 customer service centers and five distribution centers across the U.S. and Puerto Rico. Kaman offers more than four million items including bearings, mechanical power transmission, electrical, material handling, motion control, fluid power, automation and MRO supplies to customers in virtually every industry.  Additionally, Kaman provides engineering, design and support for automation, electrical, linear, hydraulic and pneumatic systems as well as belting and rubber fabrication, customized mechanical services, hose assemblies, repair, fluid analysis and motor management. More information is available at www.kaman.com.

FORWARD-LOOKING STATEMENTS

This release contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements also may be included in other publicly available documents issued by the Company and in oral statements made by our officers and representatives from time to time. These forward-looking statements are intended to provide management's current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. They can be identified by the use of words such as "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "would," "could," "will" and other words of similar meaning in connection with a discussion of future operating or financial performance. Examples of forward looking statements include, among others, statements relating to future sales, earnings, cash flows, results of operations, uses of cash and other measures of financial performance.

Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and other factors that may cause the Company's actual results and financial condition to differ materially from those expressed or implied in the forward-looking statements. Such risks, uncertainties and other factors include, among others: (i) changes in domestic and foreign economic and competitive conditions in markets served by the Company, particularly the defense, commercial aviation and industrial production markets; (ii) changes in government and customer priorities and requirements (including cost-cutting initiatives, government and customer shut-downs, the potential deferral of awards, terminations or reductions of expenditures to respond to the priorities of Congress and the Administration, or budgetary cuts resulting from Congressional actions or automatic sequestration); (iii) changes in geopolitical conditions in countries where the Company does or intends to do business; (iv) the successful conclusion of competitions for government programs (including new, follow-on and successor programs) and thereafter successful contract negotiations with government authorities (both foreign and domestic) for the terms and conditions of the programs; (v) the existence of standard government contract provisions permitting renegotiation of terms and termination for the convenience of the government; (vi) the successful resolution of government inquiries or investigations relating to our businesses and programs; (vii) risks and uncertainties associated with the successful implementation and ramp up of significant new programs, including the ability to manufacture the products to the detailed specifications required and recover start-up costs and other investments in the programs; (viii) potential difficulties associated with variable acceptance test results, given sensitive production materials and extreme test parameters; (ix) the receipt and successful execution of production orders under the Company's existing U.S. government JPF contract, including the exercise of all contract options and receipt of orders from allied militaries, but excluding any next generation programmable fuze programs, as all have been assumed in connection with goodwill impairment evaluations; (x) the continued support of the existing K-MAX® helicopter fleet, including sale of existing K-MAX® spare parts inventory and the receipt of orders for new aircraft sufficient to recover our investment in the restart of the K-MAX® production line; (xi) the accuracy of current cost estimates associated with environmental remediation activities; (xii) the profitable integration of acquired businesses into the Company's operations; (xiii) the ability to implement our ERP systems in a cost-effective and efficient manner, limiting disruption to our business, and allowing us to capture their planned benefits while maintaining an adequate internal control environment; (xiv) changes in supplier sales or vendor incentive policies; (xv) the effects of price increases or decreases; (xvi) the effects of pension regulations, pension plan assumptions, pension plan asset performance, future contributions and the pension freeze; (xvii) future levels of indebtedness and capital expenditures; (xviii) the continued availability of raw materials and other commodities in adequate supplies and the effect of increased costs for such items; (xix) the effects of currency exchange rates and foreign competition on future operations; (xx) changes in laws and regulations, taxes, interest rates, inflation rates and general business conditions; (xxi) the effects, if any, of the United Kingdom's exit from the European Union; (xxii) future repurchases and/or issuances of common stock; (xxiii) the incurrence of unanticipated restructuring costs or the failure to realize anticipated savings or benefits from past or future expense reduction actions; and (xxiv) other risks and uncertainties set forth herein and in our 2015 Form 10-K.

Any forward-looking information provided in this release should be considered with these factors in mind. We assume no obligation to update any forward-looking statements contained in this report.
###
Contact: Eric Remington
V.P., Investor Relations
(860) 243-6334
Eric.Remington@kaman.com

KAMAN CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts) (unaudited)

	For the Three Months Ended		For the Six Months Ended
	July 1, 2016	July 3, 2015	July 1, 2016	July 3, 2015
Net sales	$470,642	$446,324	$921,840	$889,106
Cost of sales	326,876	314,372	643,644	629,243
Gross profit	143,766	131,952	278,196	259,863
Selling, general and administrative expenses	113,905	101,953	230,013	207,507
Net (gain) loss on sale of assets	14	(432)	(14)	(405)
Operating income	29,847	30,431	48,197	52,761
Interest expense, net	3,988	3,222	7,795	6,549
Other expense, net	489	(1)	575	(65)
Earnings before income taxes	25,370	27,210	39,827	46,277
Income tax expense	8,875	5,519	13,555	11,837
Net earnings	$16,495	$21,691	$26,272	$34,440

Earnings per share:
Basic earnings per share	$0.61	$0.80	$0.97	$1.27
Diluted earnings per share	$0.59	$0.77	$0.94	$1.23

Average shares outstanding:
Basic	27,101	27,240	27,080	27,214
Diluted	27,944	28,098	27,875	27,988
Dividends declared per share	$0.18	$0.18	$0.36	$0.36

KAMAN CORPORATION AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In thousands, except share and per share amounts) (unaudited)

	July 1, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$20,210	$16,462
Accounts receivable, net	267,674	238,102
Inventories	396,738	385,747
Income tax refunds receivable	1,628	3,591
Other current assets	31,178	32,133
Total current assets	717,428	676,035
Property, plant and equipment, net of accumulated depreciation of $214,867 and $202,648, respectively	176,428	175,586
Goodwill	347,892	352,710
Other intangible assets, net	136,667	144,763
Deferred income taxes	63,573	66,815
Other assets	23,519	23,702
Total assets	$1,465,507	$1,439,611
Liabilities and Shareholders’ Equity
Current liabilities:
Current portion of long-term debt	$5,625	$5,000
Accounts payable – trade	131,838	121,044
Accrued salaries and wages	42,437	40,284
Advances on contracts	14,997	11,274
Other accruals and payables	63,238	58,761
Income taxes payable	717	326
Total current liabilities	258,852	236,689
Long-term debt, excluding current portion	443,118	434,227
Deferred income taxes	7,393	15,207
Underfunded pension	143,137	158,984
Other long-term liabilities	48,394	51,427
Commitments and contingencies (Note 10)
Shareholders' equity:
Preferred stock, $1 par value, 200,000 shares authorized; none outstanding	—	—
Common stock, $1 par value, 50,000,000 shares authorized; voting; 27,981,573 and 27,735,757 shares issued, respectively	27,982	27,736
Additional paid-in capital	165,678	156,803
Retained earnings	537,383	520,865
Accumulated other comprehensive income (loss)	(136,805)	(140,138)
Less 878,529 and 698,183 shares of common stock, respectively, held in treasury, at cost	(29,625)	(22,189)
Total shareholders’ equity	564,613	543,077
Total liabilities and shareholders’ equity	$1,465,507	$1,439,611

KAMAN CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(In thousands) (unaudited)

	For the Six Months Ended
	July 1, 2016	July 3, 2015
Cash flows from operating activities:
Net earnings	$26,272	$34,440
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Depreciation and amortization	22,514	18,583
Accretion of convertible notes discount	1,058	1,004
Provision for doubtful accounts	672	1,103
Net gain on sale of assets	(14)	(405)
Net loss on derivative instruments	588	251
Stock compensation expense	3,622	4,024
Excess tax benefit from share-based compensation arrangements	(197)	(312)
Deferred income taxes	(928)	(3,993)
Changes in assets and liabilities, excluding effects of acquisitions/divestitures:
Accounts receivable	(30,735)	3,748
Inventories	(12,416)	(7,285)
Income tax refunds receivable	1,967	—
Other current assets	640	(4,500)
Accounts payable - trade	11,448	16,184
Accrued contract losses	693	(111)
Advances on contracts	3,723	4,152
Other accruals and payables	9,479	(9,152)
Income taxes payable	(211)	(1,206)
Pension liabilities	(9,549)	(6,150)
Other long-term liabilities	(3,274)	(3,020)
Net cash provided by operating activities	25,352	47,355
Cash flows from investing activities:
Proceeds from sale of assets	176	551
Expenditures for property, plant & equipment	(15,348)	(13,475)
Acquisition of businesses (net of cash acquired)	(5,681)	(11,556)
Other, net	(133)	(536)
Cash used in investing activities	(20,986)	(25,016)
Cash flows from financing activities:
Net borrowings (repayments) under revolving credit agreements	14,029	(27,711)
Proceeds from issuance of long-term debt	—	100,000
Debt repayment	(2,500)	(81,250)
Net change in book overdraft	47	(2,614)
Proceeds from exercise of employee stock awards	5,085	3,262
Purchase of treasury shares	(7,022)	(4,162)
Dividends paid	(9,744)	(9,236)
Debt issuance costs	—	(1,348)
Other	(163)	(52)
Windfall tax benefit	197	312
Cash provided by (used in) financing activities	(71)	(22,799)
Net increase in cash and cash equivalents	4,295	(460)
Effect of exchange rate changes on cash and cash equivalents	(547)	(427)
Cash and cash equivalents at beginning of period	16,462	12,411
Cash and cash equivalents at end of period	$20,210	$11,524